EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-01419 on Form S-8 of Dover Corporation of our report dated June 24, 2011 appearing in this Annual Report on Form 11-K of Dover Corporation Retirement Savings Plan for the year ended December 31, 2010.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
June 24, 2011